EXHIBIT A


-------------------------------------------------------   -------------------
                        Funds                               Effective Date
-------------------------------------------------------   -------------------
FIRST TRUST PREFERRED SECURITIES AND INCOME ETF            FEBRUARY 1, 2013
-------------------------------------------------------   -------------------
FIRST TRUST MANAGED MUNICIPAL ETF                            APRIL 3, 2014
-------------------------------------------------------   -------------------
FIRST TRUST LONG/SHORT EQUITY ETF                           AUGUST 26, 2014
-------------------------------------------------------   -------------------
FIRST TRUST EMERGING MARKETS LOCAL CURRENCY BOND ETF      [NOVEMBER 5, 2014]
-------------------------------------------------------   -------------------